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                                                                      Exhibit 23


                         Consent of Independent Auditors


We consent to the references to our firm under the captions "Experts" and "Selected Financial Data" in the Registration Statement (Form S-4) and related Prospectus of IKON Office Solutions, Inc. (formerly Alco Standard Corporation) for the registration of 10,000,000 shares of its common stock and to the incorporation by reference therein of our reports dated October 16, 1996 (except for Note 2, as to which the date is November 20, 1996), with respect to the consolidated financial statements of IKON Office Solutions, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



Philadelphia, Pennsylvania                       /s/ Ernst&Young LLP
April 4, 1997                                    -------------------------------
                                                 Ernst & Young